Exhibit 99.1
eHealth, Inc. Announces Third Quarter 2016 Results

Third Quarter 2016 Overview

•	Revenue for third quarter of 2016 was $32.1 million, a decrease of 16% compared to the third quarter of 2015.

•	GAAP net loss for third quarter of 2016 was $5.7 million compared to GAAP net income of $3.6 million for the third quarter of 2015.

•	Adjusted EBITDA for the third quarter of 2016 was $(4.6) million compared to Adjusted EBITDA of $5.8 million for the third quarter of 2015.

•	Cash flow from operations for third quarter of 2016 was an inflow of $1.5 million compared to an inflow of $10.9 million for the third quarter of 2015.

•	Board of Directors authorizes management to engage investment bank to consider strategic alternatives for the Company.

MOUNTAIN VIEW, Calif. — October 27, 2016 — eHealth, Inc. (NASDAQ: EHTH), the nation’s first and largest private health insurance exchange, announced today its financial results for the third quarter ended September 30, 2016.

Scott Flanders, chief executive officer of eHealth stated, “During the third quarter, we completed our 100-day strategic review and, as announced separately today, have charted a course that offers eHealth opportunity for substantial future growth and value creation.  In conjunction with our plan, we are announcing today a new operating structure and executive management appointments to better effect the growth opportunities we see for the company. In addition, our board of directors has authorized management to engage an investment bank to consider strategic alternatives that may be available to the company to enhance value and accelerate our growth objectives.

“We are not satisfied with our third quarter financial results, which reflected declines in our individual and family plan ("IFP") business and an unexpected pause in the rapid growth of our Medicare-related business. In Medicare, year-over-year commissions were flat because of a change in how the Company is paid for certain enrollments that occur outside of the Annual Enrollment period, and submissions growth decelerated as the Company adjusted sales and marketing processes to comply with regulations recently implemented by the Center for Medicare and Medicaid Services ("CMS").  While the impact of these events was disappointing, we believe that we have now addressed these challenges and implemented a number of additional initiatives in time for the critical Annual Enrollment Period.” Flanders continued.

“On the IFP side,” Flanders said, “CMS has yet to make much-needed improvements to the enrollment pathways that enable Web-based services like eHealth to drive higher participation in Affordable Care Act insurance plans.  Until they do, this business will underperform, and we will manage it for profitability.”

Flanders concluded, “While the IFP picture remains uncertain, eHealth is moving forward to capitalize on what we believe is tremendous opportunity for the company.  We are building on our strengths by migrating toward the high growth we see in Medicare as well as an attractive opportunity in the small business insurance market that leverages our technology platform and core competencies.  These initiatives will require significant investment. In the meantime, our review of our strategic alternatives assures that we are taking the optimal path to realizing eHealth’s significant value creation potential.”

The decision to explore strategic alternatives follows expressions of interest from third parties regarding potential business combinations. No decision has been made as to whether the Company will enter into a transaction, or if undertaken, the form, terms or timing of such a transaction. There can be no assurance that the exploration of strategic alternatives will result in a transaction. The Company does not intend to provide updates unless or until it determines that further disclosure is appropriate or necessary.

GAAP — Third Quarter 2016 Results

Revenue — Revenue for the third quarter of 2016 totaled $32.1 million, a 16% decrease compared to revenue of $38.2 million for the third quarter of 2015. Commission revenue for the third quarter of 2016 totaled $29.9 million, a 14% decrease compared to commission revenue of $34.9 million for the third quarter of 2015. Medicare commission revenue was $6.6 million for the third quarter of 2016, which was flat compared to Medicare commission revenue of $6.6 million for the third quarter of 2015.

Income (Loss) from Operations — Operating loss for the third quarter of 2016 was $6.9 million compared to operating income of $2.9 million for the third quarter of 2015. Operating margin was (22)% for the third quarter of 2016 compared to 8% for the third quarter of 2015.

Operating expenses for the third quarter of 2016 were $39.0 million, a 10% increase compared to $35.3 million for the third quarter of 2015. This increase was primarily due to $1.2 million of costs related to management transition and to the review and analysis of strategic plans as well as higher compensation and benefits costs for the third quarter of 2016 compared to the third quarter of 2015.

Pre-tax Income (Loss) — Pre-tax loss for the third quarter of 2016 was $6.9 million compared to pre-tax income of $2.9 million for the third quarter of 2015.

Benefit for Income Taxes — Benefit for income taxes for the third quarter of 2016 was $1.2 million compared to benefit of $0.7 million for the third quarter of 2015. The benefit for income taxes for the third quarters of 2015 and 2016 was a result of the partial release of unrecognized tax benefits, partially offset by a provision for income taxes related to alternative minimum tax and a foreign tax rate differential.

Net Income (Loss) — Net loss for the third quarter of 2016 was $5.7 million, or $0.31 loss per diluted share, compared to net income of $3.6 million, or $0.20 per diluted share, for the third quarter of 2015.

Non-GAAP — Third Quarter 2016 Results

Non-GAAP Income (Loss) from Operations & Non-GAAP Net Income (Loss) — Non-GAAP operating loss for the third quarter of 2016 was $5.4 million compared to non-GAAP operating income of $4.8 million for the third quarter of 2015. Non-GAAP operating margin for the third quarter of 2016 was (17)% compared to non-GAAP operating margin of 12% for the third quarter of 2015. Non-GAAP net loss for the third quarter of 2016 was $4.3 million, or $0.23 loss per diluted share, compared to non-GAAP net income of $5.5 million, or $0.30 per diluted share, for the third quarter of 2015.

Non-GAAP net loss and non-GAAP net loss per diluted share for the third quarter of 2016 exclude $1.3 million of stock-based compensation expense and $0.3 million of amortization of intangible assets and includes a restructuring benefit of $0.1 million. Non-GAAP net income and non-GAAP net income per diluted share for the third quarter of 2015 exclude $1.6 million of stock-based compensation expense and $0.3 million of amortization of intangible assets.

Adjusted EBITDA — Adjusted EBITDA for the third quarter of 2016 was $(4.6) million compared to Adjusted EBITDA of $5.8 million for the third quarter of 2015. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, restructuring charge (benefit), other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).

Membership & Submitted Applications

Membership — Total estimated membership as of September 30, 2016 was 988,500 members, a 10% decrease over estimated membership of 1,098,100 we reported as of September 30, 2015. Estimated Medicare membership as of September 30, 2016 was 242,500, a 33% increase over estimated membership of 182,700 we reported as of September 30, 2015. Estimated individual and family plan membership as of September 30, 2016 was 390,400 members, a 25% decrease compared to estimated membership of 518,000 we reported as of September 30, 2015.

Submitted Applications — Submitted applications for Medicare Advantage products increased 16% in the third quarter of 2016 to 17,100 applications compared to 14,800 applications in the third quarter of 2015. Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans, increased 26% in the third quarter of 2016 to 24,100 applications compared to 19,200 applications in the third quarter of 2015. The deceleration of growth in submitted applications for all Medicare products reflected, in large part, the time needed to adjust sales and marketing processes to comply with regulations recently implemented by CMS. Submitted applications for individual and family plan products decreased 60% in the third quarter of 2016 to 8,900 applications covering 13,500 individuals compared to 22,500 applications covering 32,600 individuals in the third quarter of 2015.

Cash — Third Quarter 2016

Cash Flows — Net cash provided by operating activities was $1.5 million for the third quarter of 2016 compared to net cash provided by operating activities of $10.9 million for the third quarter of 2015.

GAAP — Year-to-Date Results

Revenue — Revenue for the nine months ended September 30, 2016 totaled $143.2 million, a 3% increase compared to revenue of $139.4 million for the nine months ended September 30, 2015. Commission revenue for the nine months ended September 30, 2016 totaled $134.0 million, a 3% increase compared to commission revenue of $130.2 million for the nine months ended September 30, 2015. Medicare commission revenue was $58.3 million for the nine months ended September 30, 2016, a 37% increase compared to Medicare commission revenue of $42.6 million for the nine months ended September 30, 2015.

Income from Operations — Operating income for the nine months ended September 30, 2016 was $11.0 million compared to operating income of $6.7 million for the nine months ended September 30, 2015. Operating margin was 8% for the nine months ended September 30, 2016 compared to 5% for the nine months ended September 30, 2015.

Pre-tax Income — Pre-tax income for the nine months ended September 30, 2016 was $11.1 million compared to $6.7 million for the nine months ended September 30, 2015.

Benefit for Income Taxes — Benefit for income taxes for the nine months ended September 30, 2016 was $0.9 million compared to benefit for income taxes of $0.6 million for the nine months ended September 30, 2015. The benefit for income taxes for the nine months ended September 30, 2015 and 2016 was a result of the partial release of unrecognized tax benefits, partially offset by a provision for income taxes related to alternative minimum tax and a foreign tax rate differential.

Net Income — Net income for the nine months ended September 30, 2016 was $11.8 million, or $0.65 per diluted share, compared to net income of $7.3 million, or $0.40 per diluted share, for the nine months ended September 30, 2015.

Non-GAAP — Year-to-Date

Non-GAAP Net Income from Operations & Non-GAAP Net Income — Non-GAAP operating income for the nine months ended September 30, 2016 was $16.8 million compared to non-GAAP operating income of $17.5 million for the nine months ended September 30, 2015. Non-GAAP operating margin for the nine months ended September 30, 2016 was 12% compared to non-GAAP operating margin of 13% for the nine months ended September 30, 2015. Non-GAAP net income for the nine months ended September 30, 2016 was $17.7 million, or $0.96 per diluted share, compared to non-GAAP net income of $18.1 million, or $1.00 per diluted share, for the nine months ended September 30, 2015.
Non-GAAP net income and non-GAAP net income per diluted share in the nine months ended September 30, 2016 exclude $5.4 million of stock-based compensation expense and $0.8 million of amortization of intangible assets and includes a restructuring benefit of $0.3 million. Non-GAAP net income and non-GAAP net income per diluted share in the nine months ended September 30, 2015 exclude $5.3 million of stock-based compensation expense, $4.5 million of restructuring charges and $0.9 million of amortization of intangible assets.
Adjusted EBITDA — Adjusted EBITDA for the nine months ended September 30, 2016 was $19.5 million compared to Adjusted EBITDA of $20.7 million for the nine months ended September 30, 2015. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, restructuring charge (benefit), other (income) expense, and provision (benefit) for income taxes to GAAP net income (loss).

Cash — Year-to-Date

Cash Flows — Cash flows from operations was an inflow of $8.8 million for the nine months ended September 30, 2016 compared to cash inflows of $12.5 million for the nine months ended September 30, 2015.

Cash Balance — Cash and cash equivalents as of September 30, 2016 totaled $67.3 million compared to $62.7 million as of December 31, 2015. The increase in cash and cash equivalents reflects $8.8 million provided by operating activities, $3.2 million used to purchase property and equipment and other assets, and $1.0 million used to net-share settle equity awards.

Webcast and Conference Call Information
A Webcast and conference call will be held today, Thursday, October 27, 2016 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 877 930.8066 for domestic callers and 253 336.8042 for international callers. The participant passcode is 99357093. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing 855 859.2056 for domestic callers and 404 537.3406 for international callers. The call ID for the replay is 99357093. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.
eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, the nation's first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our opportunity for substantial future growth and value creation; implementation of new initiatives during the Medicare annual enrollment period; growth opportunities in Medicare and the small business insurance market; our new management structure's impact on future growth opportunities; our plans to manage the individual and family business for profitability; our plans to leverage our technology platform and core competencies to pursue growth in the Medicare and small business insurance market; compliance with CMS regulations; new initiatives accelerating our growth, diversifying our revenue streams and market exposure and driving significant increase in shareholder value; membership and submitted application estimates and the utility to our investors of the non-GAAP financial measures presented in this release; and, our decision to engage in an investment bank to consider strategic alternatives. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; decreased conversion rates for health insurance exchange enrollments as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumers satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; maintaining and enhancing our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income (loss); non-GAAP operating margins; adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA); non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share.

•	Non-GAAP operating income (loss) consists of GAAP operating income (loss) excluding the following items:

•	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,

•	amortization of intangible assets, and

•	restructuring charge (benefit).

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income (loss) by GAAP total revenue.

•
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, amortization of intangible assets, restructuring charge (benefit), other income (expense) and provision (benefit) for income taxes to GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income (loss), non-GAAP operating margins, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income (loss), GAAP operating margins, GAAP net income (loss) and GAAP net income (loss) per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:
Kate Sidorovich, CFA
Vice President Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)
# # #

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2015	September 30, 2016
Assets	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$62,710	$67,268
Accounts receivable	9,647	7,613
Prepaid expenses and other current assets	5,185	5,964
Total current assets	77,542	80,845
Property and equipment, net	7,364	6,104
Other assets	4,697	4,348
Intangible assets, net	9,620	8,840
Goodwill	14,096	14,096
Total assets	$113,319	$114,233
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,012	$2,332
Accrued compensation and benefits	14,386	9,030
Accrued marketing expenses	10,698	1,656
Deferred revenue	392	1,416
Other current liabilities	3,448	3,922
Total current liabilities	31,936	18,356
Non-current liabilities	4,962	3,275
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	266,699	271,070
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	9,498	21,320
Accumulated other comprehensive income	193	181
Total stockholders’ equity	76,421	92,602
Total liabilities and stockholders’ equity	$113,319	$114,233

(1)	The condensed consolidated balance sheet at December 31, 2015 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016

Revenue
Commission	$34,942	29,941	$130,157	$133,977
Other	3,282	2,138	9,248	9,223
Total revenue	38,224	32,079	139,405	143,200
Operating costs and expenses:
Cost of revenue	443	30	3,527	2,747
Marketing and advertising (1)	9,349	10,206	44,086	44,024
Customer care and enrollment (1)	9,462	11,259	28,981	31,869
Technology and content (1)	8,036	8,257	27,400	25,053
General and administrative (1)	7,749	9,122	23,237	28,066
Restructuring charge (benefit)	—	(139)	4,541	(297)
Amortization of intangible assets	260	260	893	780
Total operating costs and expenses	35,299	38,995	132,665	132,242
Income (loss) from operations	2,925	(6,916)	6,740	10,958
Other income (expense)	(27)	7	(50)	(25)
Income (loss) before benefit for income taxes	2,898	(6,909)	6,690	11,080
Benefits for income taxes	(737)	(1,173)	(613)	(889)
Net income (loss)	$3,635	$(5,736)	$7,303	$11,822

Net income (loss) per share:
Basic	$0.20	$(0.31)	$0.41	$0.65
Diluted	$0.20	$(0.31)	$0.40	$0.65

Weighted-average number of shares used in per share amounts:
Basic	18,093	18,329	17,969	18,247
Diluted	18,240	18,329	18,079	18,323

(1) Includes stock-based compensation as follows:
Marketing and advertising	$461	$483	$1,498	$1,455
Customer care and enrollment	110	90	366	360
Technology and content	362	385	1,308	1,293
General and administrative	643	389	2,149	2,248
Restructuring charge	—	—	113	—
Total	$1,576	$1,347	$5,434	$5,356

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
Operating activities
Net income (loss)	$3,635	$(5,736)	$7,303	$11,822
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,014	815	3,122	2,749
Amortization of internally-developed software	131	224	449	659
Amortization of book-of-business consideration	7	5	1,998	1,608
Amortization of intangible assets	260	260	893	780
Stock-based compensation expense	1,576	1,347	5,434	5,356
Other non-cash items	94	(39)	180	(90)
Changes in operating assets and liabilities:
Accounts receivable	1,337	6,318	(618)	2,034
Prepaid expenses and other assets	(908)	(668)	(1,150)	(1,236)
Accounts payable	3	174	(3,892)	(456)
Accrued compensation and benefits	2,878	531	3,037	(5,356)
Accrued marketing expenses	(415)	(20)	(7,411)	(9,042)
Deferred revenue	3,082	909	2,650	1,024
Accrued restructuring charge	(80)	(146)	489	(433)
Other liabilities	(1,689)	(2,449)	(12)	(636)
Net cash provided by operating activities	10,925	1,525	12,472	8,783

Investing activities
Purchases of property and equipment and other assets	(903)	(845)	(2,335)	(3,165)
Net cash used in investing activities	(903)	(845)	(2,335)	(3,165)

Financing activities
Net proceeds from exercise of common stock options	277	—	1,326	60
Cash used to net-share settle equity awards	(88)	(100)	(824)	(1,044)
Principal payments in connection with capital leases	(17)	(21)	(57)	(64)
Net cash provided by (used in) financing activities	172	(121)	445	(1,048)

Effect of exchange rate changes on cash and cash equivalents	10	(5)	19	(12)

Net increase in cash and cash equivalents	10,204	554	10,601	4,558
Cash and cash equivalents at beginning of period	51,812	66,714	51,415	62,710
Cash and cash equivalents at end of period	$62,016	$67,268	$62,016	$67,268

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2016	Percentage Change	2015	2016	Percentage Change

Submitted applications:
Medicare submitted applications (1)	19,200	24,100	26%	58,000	87,700	51%
IFP submitted applications (2)	22,500	8,900	(60)%	186,400	93,000	(50)%
Other submitted applications (3)	70,600	56,400	(20)%	239,100	214,400	(10)%
Total submitted applications (4)	112,300	89,400	(20)%	483,500	395,100	(18)%

Medicare Advantage submitted applications (5)	14,800	17,100	16%	43,600	65,200	50%

Commission revenue (in thousands):
Medicare commission revenue (6)	$6,578	$6,558	—%	$42,649	$58,297	37%
IFP commission revenue (7)	21,535	17,137	(20)%	67,439	56,998	(15)%
Other commission revenue (8)	6,829	6,246	(9)%	20,069	18,682	(7)%
Total commission revenue (9)	$34,942	$29,941	(14)%	$130,157	$133,977	3%

	As of September 30,
	2015	2016	Percentage Change
Estimated membership:
Medicare estimated membership (10)	182,700	242,500	33%
IFP estimated membership (11)	518,000	390,400	(25)%
Other estimated membership (12)	397,400	355,600	(11)%
Total estimated membership (13)	1,098,100	988,500	(10)%

Notes:

(1)
Medicare-related health insurance applications submitted on our website or through our customer care center during the period, including Medicare Advantage, Medicare Part D prescription drug and Medicare Supplement plans. Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(2)
Major medical Individual and Family plan ("IFP") health insurance applications submitted on our website during the period. Applications are counted as submitted when the applicant completes the application, clicks the submit button on our website and submits the application to us. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application. We define our IFP offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans (primarily consisting of short-term, dental, life, vision, and accident insurance plans).

(3)
Applications for health insurance plans other than Medicare and IFP submitted on our website during the period. Applications for ancillary plans are counted as submitted when the applicant completes the application, clicks the submit button on our website and submits the application to us. Applications for small business plans are counted as submitted when the applicant completes the application, the employees complete their applications, the applicant submits the application to us and we submit the application to the carrier. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(4)
Applications for all health insurance plans submitted on our website or through our customer care center during the period. See notes (1), (2) and (3) above for more information as to what constitutes a submitted application.

(5)
Medicare Advantage plan health insurance applications submitted on our website or through our customer care center during the period. Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application. Medicare Advantage submitted applications are included in Medicare submitted applications - See Note1 above for more detail.

(6)	Commission revenue recognized on all Medicare-related health insurance during the period.
(7)	Commission revenue recognized on all IFP health insurance during the period, including commission overrides.
(8)	Commission revenue recognized on all insurance other than Medicare-related health insurance and IFP health insurance during the period.
(9)	Total commission revenue recognized on all insurance plans during the period.
(10)
Estimated number of members active on Medicare-related health insurance as of the date indicated. See the note below for additional information regarding our calculation of Medicare estimated membership.

(11)	Estimated number of members active on IFP health insurance plans as of the date indicated. See the note below for additional information regarding our calculation of IFP estimated membership.
(12)
Estimated number of members active on insurance plans other than Medicare-related health insurance and IFP health insurance plans as of the date indicated. See the note below for additional information regarding our calculation of other estimated membership.

(13)	Estimated number of members active on all insurance plans as of the date indicated. See the note below for additional information regarding our calculation of total estimated membership.

Note:
Health insurance carriers bill and collect insurance premiums paid by our members. Health insurance carriers do not report to us the number of members that we have as of a given date. The majority of our non-Medicare members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our non-Medicare members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date. We estimate the number of continuing members on all policies as of a specific date as follows:

•	For Medicare-related health insurance plans, we take the number of members for whom we have received or applied a commission payment during the month of estimation.

•
For IFP health insurance plans, we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for the month that is six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the six-month period; and (ii) the number of approved members over the six-month period prior to the date of estimation after reducing that number by the percentage of members who do not accept their approved policy from the same month of the previous year for each of the six months prior to the date of estimation and for estimated member cancellations through the date of the estimate. To the extent we determine we have received substantially all of the commission payments related to a given month during the six-month period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation.

•
For ancillary health insurance plans (such as short-term, dental, vision, accident and student), we take the sum of (i) the number of members for whom we have received or applied a commission payment for the month that is one to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the one to three-

month period); and (ii) the number of approved members over the one to three-month period prior to the date of estimation (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the one to three-month period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers. For small business health insurance plans, we estimate the number of members using the number of initial members at the time the group is approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier in the period it is reported. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us.

Health insurance carriers often do not communicate policy cancellation information to us. We often are made aware of policy cancellations at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once. For example, a member who is active on both an individual and family health insurance plan and a standalone dental plan will be counted as two continuing members.

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. In addition, and as a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions such as health care reform implementation on our membership retention. Health care reform and other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,
	2015		2016
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP income (loss) from operations	$2,925	8%	(6,916)	(22)%
Stock-based compensation expense (1)	1,576	4%	1,347	4%
Restructuring benefit (2)	—	—%	(139)	—%
Amortization of intangible assets (3)	260	1%	260	1%
Non-GAAP income (loss) from operations	$4,761	12%	$(5,448)	(17)%

GAAP net income (loss)	$3,635	10%	$(5,736)	(18)%
Stock-based compensation expense (1)	1,576	4%	1,347	4%
Restructuring benefit (2)	—	—%	(139)	—%
Amortization of intangible assets (3)	260	1%	260	1%
Non-GAAP net income (loss)	$5,471	14%	$(4,268)	(13)%

GAAP marketing and advertising expense	$9,349	24%	$10,206	32%
Stock-based compensation expense (1)	(461)	(1)%	(483)	(2)%
Non-GAAP marketing and advertising expense	$8,888	23%	$9,723	30%

GAAP customer care and enrollment expense	$9,462	25%	$11,259	35%
Stock-based compensation expense (1)	(110)	—%	(90)	—%
Non-GAAP customer care and enrollment expense	$9,352	25%	$11,169	35%

GAAP technology and content expense	$8,036	21%	$8,257	26%
Stock-based compensation expense (1)	(362)	(1)%	(385)	(1)%
Non-GAAP technology and content expense	$7,674	19%	$7,872	25%

GAAP general and administrative expense	$7,749	20%	$9,122	28%
Stock-based compensation expense (1)	(643)	(2)%	(389)	(1)%
Non-GAAP general and administrative expense	$7,106	18%	$8,733	27%

Explanation of adjustments

(1)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude restructuring charge (benefit).

(3)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Nine Months Ended September 30,
	2015		2016
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP income from operations	$6,740	5%	10,958	8%
Stock-based compensation expense (1)	5,321	4%	5,356	4%
Restructuring charge (benefit) (2)	4,541	3%	(297)	—%
Amortization of intangible assets (3)	893	1%	780	1%
Non-GAAP income from operations	$17,495	13%	$16,797	12%

GAAP net income	$7,303	5%	$11,822	8%
Stock-based compensation expense (1)	5,321	4%	5,356	4%
Restructuring charge (benefit) (2)	4,541	3%	(297)	—%
Amortization of intangible assets (3)	893	1%	780	1%
Non-GAAP net income	$18,058	13%	$17,661	12%

GAAP marketing and advertising expense	$44,086	32%	$44,024	31%
Stock-based compensation expense (1)	(1,498)	(1)%	(1,455)	(1)%
Non-GAAP marketing and advertising expense	$42,588	31%	$42,569	38%

GAAP customer care and enrollment expense	$28,981	21%	$31,869	22%
Stock-based compensation expense (1)	(366)	—%	(360)	—%
Non-GAAP customer care and enrollment expense	$28,615	21%	$31,362	28%

GAAP technology and content expense	$27,400	20%	$25,053	17%
Stock-based compensation expense (1)	(1,308)	(1)%	(1,293)	(1)%
Non-GAAP technology and content expense	$26,092	19%	$23,760	21%

GAAP general and administrative expense	$23,237	17%	$28,066	20%
Stock-based compensation expense (1)	(2,149)	(2)%	(2,248)	(2)%
Non-GAAP general and administrative expense	$21,088	15%	$25,818	23%

Explanation of adjustments

(1)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude restructuring charge (benefit).

(3)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude amortization of intangible assets.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2016	2015	2016
GAAP net income (loss) per share, diluted	$0.20	$(0.31)	$0.40	$0.65
Stock-based compensation expense (1)	0.09	0.07	0.30	0.29
Restructuring charge (benefit) (2)	—	—	0.25	(0.02)
Amortization of intangible assets (3)	0.01	0.01	0.05	0.04
Non-GAAP net income (loss) per share, diluted	$0.30	$(0.23)	$1.00	$0.96

GAAP net income (loss)	$3,635	$(5,736)	$7,303	$11,822
Stock-based compensation expense (1)	1,576	1,347	5,434	5,356
Depreciation and amortization	1,014	815	3,122	2,749
Amortization of intangible assets (3)	260	260	893	780
Restructuring charge (benefit) (2)	—	(139)	4,541	(297)
Other income (expense) (4)	27	(7)	50	25
Benefit for income taxes (5)	(737)	(1,173)	(613)	(889)
Adjusted EBITDA	$5,775	$(4,633)	$20,730	$19,546

Explanation of adjustments

(1)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.

(2)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude restructuring charge (benefit).

(3)
Non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, diluted, non-GAAP Adjusted EBITDA, and non-GAAP expenses exclude amortization of intangible assets.

(4)	Non-GAAP Adjusted EBITDA excludes other income (expense).
(5)	Non-GAAP Adjusted EBITDA excludes benefit for income tax.